SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2006
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia

(State or other jurisdiction of incorporation)
0-3576

(Commission File Number)
58-0869052

(IRS Employer Identification Number)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683

(Address of principal executive offices)
Registrant’s telephone number, including area code: (770) 955-2200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On May 3, 2006, Cousins Properties Incorporated (the “Company”) entered into an agreement to form a venture arrangement (the “Venture”) with The Prudential Insurance Company of America on behalf of a separate account managed for institutional investors by Prudential Real Estate Investors (“PREI”). The agreement is effective as of May 2, 2006. Closing of the Venture is subject to the satisfaction of certain conditions, including approval of PREI’s investment committee. The parties anticipate the conditions to be satisfied and closing to occur (such date, the “Closing Date”) prior to the end of the second quarter of 2006. However, there can be no assurance that the conditions will be satisfied and the Venture will be closed.
At the Closing Date, the Company would contribute its interests in five properties (the “Properties”) to the Venture. These properties are identified in Schedule “A” below. These properties are valued by the Company and PREI based on arms length negotiations at an initial gross value of $342,450,074. The values to be allocated to each property under the Venture agreements are shown in Schedule “A.”
Under the Venture arrangement, PREI would initially agree to contribute cash to the Venture equal to the initial agreed upon net value of the Properties, approximately $301,583,663 (such amount the “Base Contribution Amount,” reflecting the initial agreed gross value of the properties reduced by the balance of the mortgage encumbering The Avenue East Cobb, with a current principal balance of approximately $36,866,411, that would be adjusted as of the Closing Date, and further reduced by a defeasance adjustment of $4,000,000 with respect to such debt to reflect current market interest rates). The Base Contribution Amount would be contributed in four installments in the amounts and on or about the dates shown below. Also shown below are the percentages the Company and PREI would have, respectively, in the cash flow and capital proceeds from the Properties following the cash contributions on the indicated dates.

	Current	Total Cumulative	Cousins	Prudential
Date	Contribution Amount	Contribution Amount [1]	Percentage	Percentage
Closing Date	100,000,000	$100,000,000	71%	29%
6/30/06	67,194,554	$167,194,554	51%	49%
9/29/06	67,194,554	$234,389,108	31%	69%
12/29/06	67,194,555	$301,583,663	11.5%	88.5%

[1]	Assumes the balance of The Avenue East Cobb mortgage is the current balance of approximately $36,866,411. Such balance to be adjusted as of the Closing Date.
In addition, PREI would contribute to the Venture up to an additional $20,549,926 (the “Contingent Contribution(s)”) if certain conditions are satisfied with respect to the expansions of The Avenue West Cobb and Viera MarketCenter, both of which are still under construction. The Contingent Contribution(s) would be made, if at all, on or about December 29, 2006, June 30, 2007 and December 31, 2007.
The Company (or an affiliate) would also agree to master lease a portion of the unleased space at The Avenue Viera during 2007. The maximum amount of rent payable to the Venture under the master lease would be $1,633,299 for rent, plus tenant improvement costs and commissions of up to $2,552,512. To the extent that any space subject to the master lease is actually leased to third parties pursuant to a qualifying lease, the Company would no longer be obligated under the master lease with respect to such space. Alternatively, the Company could sublease the space and retain any excess of the rent received pursuant to the sublease over the rent paid under the master lease. Similarly, it is possible that actual tenant improvement costs and commissions could be less than the maximum amount required under the master lease. However, there can be no assurance that any such leases or subleases would be entered into, or that tenant improvement costs and commissions would be less than the maximum amount.
The structure of the Venture is as follows: CP Venture IV Holdings LLC (“Parent”) would be the parent entity. Parent would own a 100% interest in each of CP Venture Five LLC (“Property Activity LLC”) and CP Venture Six LLC (“Development Activity LLC”). Parent would be taxed as a partnership for income tax purposes. Property Activity LLC and Development Activity LLC would be disregarded entities for income tax purposes.
Following the final contribution of the Base Contribution Amount by PREI, the Company would have an 11.5% interest in the cash flow and capital proceeds of the Properties, and, conversely, PREI would have an 88.5% interest therein. Unless both parties agree otherwise, the Venture would not be permitted to sell the Properties until the end of a four-year lock-out period. The Properties would be held by Property Activity LLC or by subsidiaries thereof.
The parties expect that the cash contributed by PREI would be used by the Venture primarily to develop commercial real estate projects, or to make acquisitions, in all cases as directed by the Company (“Developments”). The parties anticipate that some of the projects currently under consideration by the Company would be undertaken by the Venture, although the Company would have no obligation to make any particular opportunity available to the Venture. Prior to any other distributions with respect to the Developments, PREI would receive a priority current return of 6.5% per annum on an amount equal to 11.5% of its capital contributions to the Venture. PREI would also receive a liquidation preference whereby it would first be entitled to receive a distribution sufficient to allow it to achieve an overall 8.5% internal rate of return on an amount equal to 11.5% of its capital contributions to the Venture, subject to capital account limitations. After these preferences to PREI, the Company would be entitled to certain priority distributions related to the Developments. After such priority distributions, Cousins and PREI would share residual distributions with respect to the Developments, 88.5% to Cousins and 11.5% to PREI. All Developments by the Venture would be held by Development Activity LLC or subsidiaries thereof.
The Company would manage the Developments and the Properties on a day-to-day basis. In particular, the Venture would engage the Company to provide property management and leasing services with respect to each of the Properties. The management and leasing agreement for each Property would have an initial term of four years. The Company and Prudential would have certain discretionary decision rights and approval rights with respect to the Developments and the Properties. The Company would serve as Administrative Manager of the Venture.
Schedule “A”
Contributed Property Schedule

	Rentable		Contingent			Total
	SF	Allocated Value	Value	Mortgage		Net Value
The Avenue East Cobb, Cobb County, GA	231,373	$98,250,000	—	$40,866,411	*	$57,383,589
The Avenue West Cobb, Cobb County, GA	251,186	$81,253,639	$6,978,811	—		$88,232,450
The Avenue Peachtree City, Peachtree City, GA	182,215	$57,250,000	—	—		$57,250,000

	Rentable			Contingent		Total
	SF	Allocated Value		Value	Mortgage	Net Value
The Avenue Viera, Viera, FL	331,989	$88,621,279	**	—	—	$88,621,279
Viera MarketCenter, Viera, FL	178,339	$17,075,156		$13,571,115	—	$30,646,271

TOTALS	1,175,102	$342,450,074		$20,549,926	$40,866,411	$322,133,589

*	Based on balance of mortgage as of May 1, 2006 plus a $4,000,000 defeasance amount to reflect current market interest rates

**	Includes an outparcel with an agreed value of $1,560,000 that the Company may withhold from the Venture contribution and, if so, the agreed value of The Avenue Viera would be reduced by such amount
On May 3, 2006, the Company issued a press release regarding the entry into the agreement to form the Venture. The Company’s press release is attached hereto as Exhibit 99.1.
Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, statements regarding the entry into a venture arrangement, the satisfaction of certain conditions to the agreement, the expected closing date of such transaction and the effect of such transaction on the Company. Other risks include general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and additional risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Report on Form 10-K for the year ended December 31, 2005. The words “believes,” “expects,” “anticipates,” “estimates,” “would” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description

10.1 -	Contribution and Formation Agreement by and between Cousins Properties Incorporated, CP Venture Three LLC and The Prudential Insurance Company of America, including Exhibit U thereto (and Exhibit E to such Exhibit U)

99.1 -	Press Release, dated May 3, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2006

COUSINS PROPERTIES INCORPORATED

By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

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